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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
Benchmark Electronics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BENCHMARK ELECTRONICS, INC.

3000 Technology Drive
Angleton, Texas 77515

NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, MAY 13, 2003

Shareholders of Benchmark Electronics, Inc.:

        The 2003 Annual Meeting of Shareholders of Benchmark Electronics, Inc. ("Company") will be held at the Hyatt Regency Houston, 1200 Louisiana Street, Houston, Texas, on Tuesday, May 13, 2003, beginning at 10:00 a.m. (local time), for the following purposes:

            1.    to elect seven directors to serve on the Board of Directors until the 2004 annual meeting of shareholders and until their successors are duly elected and qualified;

            2.    to ratify the appointment of KPMG LLP as the independent auditors of the Company for the year ending December 31, 2003; and

            3.    to transact such other business as may properly come before the meeting or any adjournment thereof.

        Shareholders of record at the close of business on April 2, 2003 are entitled to notice of and to vote at the meeting and any adjournment thereof.

        You are cordially invited to attend the meeting. Regardless of whether you plan to attend the meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

                      By order of the Board of Directors,

                      Lenora A. Gurton
                      Secretary

Angleton, Texas
April 3, 2003

YOUR VOTE IS IMPORTANT.

        To ensure your shares are represented at the meeting, please complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience, whether or not you plan to attend the meeting. No additional postage is necessary if the proxy is mailed in the United States. The proxy is revocable at any time before it is voted at the meeting.

BENCHMARK ELECTRONICS, INC.
3000 Technology Drive
Angleton, Texas 77515
(979) 849-6550

        April 3, 2003

PROXY STATEMENT
FOR
2003 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, MAY 13, 2003

INTRODUCTION

        This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Benchmark Electronics, Inc. ("Company") for use at the 2003 Annual Meeting of Shareholders of the Company to be held on Tuesday, May 13, 2003, beginning at 10:00 a.m. (local time), and any adjournment thereof ("Meeting") for the purposes set forth in this Proxy Statement and the accompanying Notice. It is anticipated that this Proxy Statement, the Notice and the enclosed form of proxy will be sent to shareholders on or about April 9, 2003.

Proxies

        Proxies in the enclosed form that are properly executed and received by the Company before or at the Meeting and which are not revoked will be voted in accordance with the directions set forth therein. If no direction is made, a proxy that is properly signed and received by the Company and which is not revoked will be voted FOR the election of all nominees for director named herein to serve on the Board of Directors until the 2004 annual meeting of shareholders and until their successors are duly elected and qualified, and FOR the ratification of the appointment of KPMG LLP as the independent auditors of the Company for the year ending December 31, 2003. If any other matter, not known or determined at the time of the solicitation of proxies, properly comes before the Meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies. The proxy also confers on the persons named therein discretionary authority to vote with respect to any matters presented at the Annual Meeting for which advance notice was not received by the Company prior to March 1, 2003. Proxies may be revoked by written notice received by the Secretary of the Company at any time before they are voted by delivering to the Secretary of the Company a signed notice of revocation, or a later dated signed proxy, or by attending the Meeting and voting in person by ballot.

Voting Securities

        Shareholders of record at the close of business on April 2, 2003 are entitled to notice of and to vote at the Meeting. As of April 2, 2003, there were 24,634,424 shares of common stock, $0.10 par value per share ("Common Stock"), issued, outstanding and entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote on all matters that may properly come before the Meeting.

Quorum and Other Matters

        The presence at the Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Shares of Common Stock represented by a properly completed, signed and returned proxy will be counted as present at the Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Shares of Common Stock held by nominees which are voted on at least one matter coming before the Meeting will also be counted as present for purposes of determining a quorum, even if the beneficial owner's discretion has been withheld (a "non-vote") for voting on some or all other matters.

        All matters specified in the notice of the Meeting require the approval of the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote and present, in person or represented by proxy, at the Meeting. An abstention, a broker non-vote or a withholding of authority to vote with respect to the election of directors or the ratification of the appointment of the Company's independent auditors will have the effect of a vote against the proposal.

        An Inspector of Election appointed by the Company will tabulate votes at the Meeting.

        The Board of Directors is not aware of any matters that are expected to come before the Meeting other than those referred to in this Proxy Statement. If any other matter properly comes before the Meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees for Election

        The following table sets forth certain information with respect to each nominee for election as a director of the Company. The information as to age, principal occupation, shares of Common Stock beneficially owned, and directorships has been furnished by each such nominee. Unless otherwise noted, each nominee possesses sole voting and dispositive power with respect to the shares of Common Stock listed, subject to community property laws.

Name	Age	Principal Occupation	Shares of Common Stock Beneficially Owned		Percentage of Outstanding Shares of Common Stock
Donald E. Nigbor	55	Chairman of the Board and Chief Executive Officer of the Company	512,632	(1)	2.1%
Cary T. Fu	54	President and Chief Operating Officer of the Company	564,575	(2)	2.3%
Steven A. Barton	54	Executive Vice President of the Company	5,470	(3)	(4)
David H. Arnold	65	Retired—Former President of EMD Associates, Inc.	431,046	(5)	1.7%
John W. Cox	44	Vice President, Chief Financial Officer and Chief Accounting Officer of BMC Software, Inc.	—		—
John C. Custer	72	Retired—Former Chairman of the Board of Mason & Hanger-Silas Mason Co., Inc.	66,850	(6)	(4)
Peter G. Dorflinger	51	General Partner of MAD Capital Partners	76,000	(7)	(4)

(1)
Includes 375,000 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of April 2, 2003.

(2)
Includes 369,000 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of April 2, 2003.

(3)
Includes 2,700 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of April 2, 2003.

(4)
Less than 1%.

(5)
Includes 11,288 shares of Common Stock held of record by Mr. Arnold's wife, 2,726 shares held for Mr. Arnold's benefit in an Individual Retirement Account, 90,907 shares held in Trusts in which Mr. Arnold is Trustee and 37,000 shares that may be acquired upon the exercise of options that are currently exercisable. Mr. Arnold disclaims beneficial ownership of the shares held in Trust for which he is Trustee.

(6)
Includes 2,400 shares owned by Mr. Custer's wife and 46,850 shares that may be acquired upon the exercise of options that are currently exercisable.

(7)
Includes 41,000 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable.

        Mr. Nigbor has been a director of the Company since 1990 and Chief Executive Officer of the Company since May 2001, President from 1986 to May 2001 and was its General Manager from 1984 to 1990. Before joining the Company, he was employed by Intermedics, Inc. ("Intermedics"), a medical implant manufacturer, serving as a Manufacturing Analyst for its Pacemaker Division from 1980 to 1984. Mr. Nigbor holds B.S. and M.S. degrees in engineering from Rensselaer Polytechnic Institute and received an M.B.A. from the Amos Tuck School of Business at Dartmouth College.

        Mr. Fu has been a director of the Company since 1990 and President and Chief Operating Officer of the Company since May 2001. He served as Executive Vice President of the Company from 1990 to May 2001. He served as Executive Vice President—Financial Administration of the Company from 1990 to April 1992. He also has served the Company as Treasurer from 1986 to January 1996, Secretary from 1990 to January 1996, a director and Secretary from 1986 to 1988 and Assistant Secretary from 1988 to 1990. From 1983 to 1986, Mr. Fu was employed by Intermedics as Controller of the Company and another subsidiary. Mr. Fu holds an M.S. degree in accounting from the University of Houston and is a Certified Public Accountant.

        Mr. Barton has been a director and Executive Vice President of the Company since 1990 and a member of the Nominating/Governance Committee from 2000 to February 12, 2003. He served as Executive Vice President—Marketing and Sales of the Company from 1990 to April 1992. Since June 1, 1993 he has worked part-time for the Company. He also has served the Company as Executive Vice President from 1988 to 1990, a director and Vice President from 1986 to 1988, and President from 1979 to 1983. From 1977 to 1986, Mr. Barton was employed by Intermedics in various management positions. Mr. Barton holds B.S. and M.S. degrees in electrical engineering from the University of South Florida and received a M.B.A. from the Harvard Business School.

        Mr. Arnold became a director of the Company in 1996 pursuant to the terms of the agreement relating to the Company's acquisition of EMD Technologies, Inc. ("EMD") in July 1996. Mr. Arnold has been a member of the Audit Committee since 1997, Chairman of the Audit Committee since 2001 and a member of the Compensation Committee and Nominating/Governance Committee since 2000. Mr. Arnold was a co-founder of EMD, alternated as President with EMD's other co-founder, and served as an officer of EMD from 1974 until its acquisition by the Company. Mr. Arnold was a co-founder, President and Chairman of the Board of DCM Tech, Inc., a privately held manufacturer of machine tools, until December 30, 1999. Mr. Arnold has provided part time engineering and sales support to DCM Tech, Inc. since December 1999. Mr. Arnold earned a B.S. degree in mechanical engineering from Iowa State University and a M.S. degree in mechanical engineering from the University of Michigan. He also serves as a director of Winona National Bank in Winona, Minnesota.

        Mr. Cox has been Chief Financial Officer of BMC Software, Inc. since January 2002 and Vice President, Chief Accounting Officer from December 1999. He has been employed by BMC Software, Inc. since 1989 and has served in various senior taxation and finance positions, including Vice President of Taxation and Investor Relations. Mr. Cox holds a B.B.A. degree from Texas A&M University and is a Certified Public Accountant. Mr. Cox qualifies as an "independent director" under the current and proposed rules of the New York Stock Exchange and as an "audit committee financial expert" under the new rules of the Securities and Exchange Commission. If elected, Mr. Cox will serve on the Audit Committee of the Board of Directors.

        Mr. Custer has been a director of the Company since 1988, a member of the Compensation Committee of the Board of Directors since 1990 and a member of the Audit Committee and Nominating/Governance Committees of the Board of Directors since 2000. He served as Chairman of the Board of Directors of the Company from 1991 to May 2001 and Chairman of the Nominating/Governance Committee since 2000. Mr. Custer was employed by Mason & Hanger-Silas Mason Co., Inc. ("Mason & Hanger"), a technical services contracting and engineering firm, from 1951 until his retirement in February 1996. Mr. Custer became a member of the board of directors of Mason & Hanger in 1983, serving as Chairman of the Board of Mason & Hanger from 1994 until his retirement, and served in various other management and operations positions prior to 1994.

        Mr. Dorflinger has been a director of the Company and a member of the Audit Committee and Compensation Committee since 1990. He has also been a member of the Nominating/Governance Committee since 2000. Mr. Dorflinger is a general partner of MAD Capital Partners focusing on private investments in oil and gas exploration, commercial property development, and early stage medical product companies. Mr. Dorflinger is the former President of GlasTech, Inc., a dental products manufacturer, a position he held from November 1998 through May 2002. From January 1998 through October 1998, he served as President and Chief Operating Officer of Physicians Resource Group, Inc., a physicians practice management company. From January 1997 through January 1998, he served as Vice President and General Counsel of Advanced Medical Instruments, Inc., a manufacturer of medical monitoring equipment. From March 1987 through October 1996, he served as Vice President, General Counsel and Secretary of Intermedics, Inc. From June 1990 through October 1996, he also served as Group Vice President and General Counsel of SULZERmedica, a division of Sulzer Limited of Switzerland, composed of eight operating medical companies, including Intermedics Inc. Mr. Dorflinger received a J.D. degree from the University of Houston and is also a director of several privately held companies.

        The officers of the Company are elected by, and serve at the discretion of, the Board of Directors.

Election Procedures; Term

        The directors will be elected by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Meeting. Unless the authority to vote for the election of directors is withheld as to any or all of the nominees, all shares of Common Stock represented by proxy will be voted for the election of the nominees. If the authority to vote for the election of directors is withheld as to any but not all of the nominees, all shares of Common Stock represented by any such proxy will be voted for the election of the nominees as to whom such authority is not withheld. If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board of Directors. The Board of Directors, however, has no reason to believe that any nominee will be unavailable to serve as a director.

        Any vacancy on the Board of Directors occurring after the election may be filled (1) by election at any annual or special meeting of the shareholders called for that purpose, or (2) by a majority of the remaining directors though less than a quorum of the Board of Directors, provided that the remaining directors may not fill more than two such director vacancies during the period between any two successive annual meetings of shareholders. A director elected to fill a vacancy will be elected for the unexpired portion of the term of his predecessor in office.

        All directors will be elected to serve until the 2004 annual meeting of shareholders and until their successors are duly elected and qualified.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS.

Corporate Governance

The Company has been built on a culture where integrity is the first and most important value, and this value has long been a part of the Company's corporate identity. We support the recent initiatives by the United States Congress, the Securities and Exchange Commission and the New York Stock Exchange to restore investor confidence and to ensure the credibility and transparency of financial reporting. During the past year we have been reviewing our corporate governance policies and practices and comparing them to the practices of other public companies. We have also been reviewing the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the Securities and Exchange Commission and the proposed new listing standards of the New York Stock Exchange. Recently we have taken steps to enhance our corporate governance by implementing voluntarily many of the proposed new rules and listing standards. In particular we have:

•
reconstituted our Nominating Committee as the Nominating/Governance Committee and adopted a charter for this committee;

•
adopted a new charter for our Audit Committee;
•
adopted a charter for our Compensation Committee;
•
nominated for election to the board a new director who qualifies as an "independent director" under the current and proposed rules of the New York Stock Exchange and as an "audit committee financial expert" under the new rules of the Securities and Exchange Commission; and
•
amended our code of business conduct and ethics, which applies to all officers, directors and employees.

The Board of Directors will continue to enhance the Company's governance practices as new ideas and best practices emerge. You can access our current committee charters on our website at www.bench.com under "Investor Relations—Governance," or by writing to the Corporate Secretary at Benchmark Electronics, Inc., 3000 Technology Drive, Angleton, Texas 77515, phone 979-849-6550.

Operation of Board of Directors

        The Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The Board's primary responsibility is to oversee the management of the Company and, in so doing, serve the best interests of the Company and its shareholders. The Board selects, evaluates and provides for the succession of executive officers and, subject to shareholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. It participates in decisions that have a potential major economic impact on the Company. Management keeps the directors informed of company activity through regular written reports and presentations at Board and committee meetings.

        The directors are elected annually by the shareholders and hold office until their successors are elected and qualified. The Amended and Restated Bylaws of the Company provide for a Board of Directors consisting of not less than five, nor more than nine, members, as set from time to time by resolution of the Board of Directors. The Board of Directors presently consists of six members.

        The Board of Directors held seven meetings during 2002. Each of the directors attended at least 75% of such meetings during the period in which he was director. Messrs. Nigbor, Fu and Barton are also employees of the Company. They do not participate in any meeting at which their compensation is evaluated. All members of all committees are non-employee directors, except Mr. Barton, who was a member of our Nominating/Governance Committee from 2000 to February 12, 2003.

        The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating/Governance Committee. Each committee has a charter that has been approved by the Board. Each committee must review the appropriateness of its charter at least annually.

        The Audit Committee consisting of Messrs. Arnold, Custer and Dorflinger met eight times during 2002 and each member attended all of the meetings during the period in which he was a member of such committee. If elected, Mr. Cox will join the Audit Committee and will qualify as an "audit committee financial expert" under the new rules of the Securities and Exchange Commission. An "audit committee financial expert" is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant's financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions. The Board of Directors, in its business judgment, has determined that Messrs. Arnold, Cox, Custer and Dorflinger are "independent," as required by applicable listing standards of the New York Stock Exchange governing the qualifications of the members of audit committees. The function of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee (i) management's conduct of the Company's financial reporting process (including management's development and maintenance of systems of internal accounting and financial controls), (ii) the integrity of the Company's financial statements, (iii) the Company's compliance with legal and regulatory requirements and ethical standards, (iv) the qualifications and independence of the Company's outside auditors and (v) the performance of the Company's internal audit function and the outside auditors; and to prepare the audit committee report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement. Additional information regarding the functions performed by the committee is set forth below in the "Report of the Audit Committee."

        The Compensation Committee consisting of Messrs. Arnold, Custer and Dorflinger met five times during 2002 and each member attended all of the meetings during the period in which he was a member of such committee. The functions of the Compensation Committee are to (i) oversee the administration of the compensation plans, in particular the incentive compensation and equity-based plans, of the Company (and, to the extent appropriate, the subsidiaries of the Company), (ii) discharge the Board's responsibilities relating to the compensation of the Company's executives, (iii) review and make recommendations on director compensation and (iv) prepare the annual report on executive compensation required by the rules and regulations of the Securities and Exchange Commission to be included in the Company's annual proxy statement. Additional information regarding the functions performed by the committee is set forth below in the "Report of the Compensation Committee."

        On March 14, 2003, our Board of Directors voted to reconstitute the Nominating Committee as the Nominating/Governance Committee and adopted a charter for this committee. The Nominating/Governance Committee written charter is attached to this proxy statement as Appendix C. The members of the Nominating/Governance Committee are Messrs. Arnold, Custer and Dorflinger. The functions of the Nominating/Governance Committee are to (i) identify individuals qualified to become Board members and recommend such individuals to the Board for nomination for election to the Board, (ii) make recommendations to the Board concerning committee appointments, (iii) develop, recommend and annually review corporate governance guidelines for the Company and (iv) oversee corporate governance matters and coordinate an annual evaluation of the Board. The Nominating/Governance Committee will consider for nomination to the Board of Directors candidates suggested by the shareholders, provided that such recommendations are delivered to us, with an appropriate biographical summary, no later than the deadline for submission of shareholder proposals. The members of the former Nominating Committee, consisting of Messrs. Arnold, Barton, Custer and Dorflinger, met five times during 2002 to discuss nominees for election as directors at the annual meeting and each member attended all of the meetings during the period in which he was a member of such committee.

Audit Committee Report

Audit Committee Report to Shareholders

        The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee currently is composed of three non-employee directors, each of whom is an "independent director" under the rules of the New York Stock Exchange governing the qualifications of the members of audit committees. If elected, Mr. Cox will join the Audit Committee and will qualify as an "audit committee financial expert" under the new rules of the Securities and Exchange Commission. The Audit Committee operates under a written charter, attached to this proxy statement as Appendix A, previously approved by the Board of Directors. The Audit Committee met eight times during 2002 and each member attended all of the meetings during the period which he was a member of such committee. The meetings were designed to facilitate and encourage communication between members of the Audit Committee and management as well as private communication between the members of the Audit Committee and our internal auditors, and our independent public auditors, KPMG LLP.

        Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2002 financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committee. The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed with the independent accountants that firm's independence.

        Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and discussions with the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission on March 25, 2003.

The following table presents fees for professional services provided by KPMG LLP for 2002 and 2001.

	2002	2001
Audit(1)	$747,010	$414,410
Audit-Related(2)	53,826	11,000
Tax Fees(3)	192,108	441,329
All other fees(4)	—	—

Total fees	$992,944	$866,739

(1)
Includes fees billed for professional services rendered by KPMG LLP for the audit of our annual financial statements for the years ended December 31, 2002 and 2001, the reviews of the condensed financial statements included in our quarterly reports on Forms 10-Q for the years ended December 31, 2002 and 2001, opening balance sheet procedures for newly acquired entities, statutory audits required internationally and $125,000 for services rendered by KPMG LLP during 2002 related to regulatory filings with the Securities and Exchange Commission.

(2)
Includes fees billed for audit-related services rendered by KPMG LLP during the year ended December 31, 2002 of $23,160 for due diligence on acquisitions, and $30,666 for Audits of Employee Benefit Plans. Fees billed for audit-related services rendered by KPMG LLP during the year ended December 31, 2001 includes $11,000 for Audits of Employee Benefit Plans.

(3)
Includes fees billed for professional services rendered by KPMG LLP for domestic and international income tax planning, compliance, expatriate and executive tax work, and tax work related to foreign entity statutory audits.

(4)
There were no other fees billed by KPMG LLP in 2002 or 2001 for other professional services.

        The Audit Committee of the Company's Board of Directors has considered whether the services provided by KPMG LLP as they related to other non-audit services are compatible with maintaining the auditor's independence. The Audit Committee has determined that provision of those services is compatible with maintaining the independence of KPMG LLP as the Company's principal auditor.

                      SUBMITTED BY THE AUDIT COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS

                                                     David H. Arnold, Chairman John C. Custer Peter G. Dorflinger

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors has appointed KPMG LLP as the independent auditors of the Company for the year ending December 31, 2003. The shareholders will be asked to ratify the appointment of KPMG LLP at the Meeting. The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present, in person or represented by proxy, at the Meeting. Representatives of KPMG LLP will be present at the Meeting, will be given an opportunity to make a statement (if they desire to do so) and will be available to respond to appropriate questions.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

        The following table summarizes the compensation paid by the Company for the three fiscal years ended December 31, 2002 to its Chief Executive Officer and the other executive officers of the Company whose salary and bonus received from the Company for services rendered during the fiscal year ended December 31, 2002 exceeded $100,000.

		Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)(1)		Other Annual Compensation($)	Securities Underlying Options(#)	All Other Compensation($)(2)
Donald E. Nigbor Chairman and Chief Executive Officer	2002 2001 2000	$511,539 438,462 400,000	$447,596 -0- 120,000	(3)	-0- -0- -0-	50,000 50,000 20,000	$6,256 6,006 6,025
Cary T. Fu President and Chief Operating Officer	2002 2001 2000	511,539 438,462 400,000	447,596 -0- 120,000	(3)	-0- -0- -0-	50,000 50,000 20,000	6,256 6,006 6,025
Steven A. Barton Executive Vice President	2002 2001 2000	120,000 101,539 90,000	105,000 -0- 27,000	(3)	-0- -0- -0-	10,000 6,000 6,000	3,156 3,327 2,575
Gayla J. Delly Vice President Finance, Chief Financial Officer and Treasurer	2002 2001 2000	328,462 287,308 234,000	287,404 -0- 70,200	(3)	-0- -0- -0-	15,000 10,000 20,000	6,256 6,006 6,025

(1)
The amounts shown in this column reflect cash bonuses paid to Messrs. Nigbor, Barton and Fu and Ms. Delly pursuant to the Company's incentive bonus plans discussed below under the caption "Executive Compensation and Other Matters—Board Compensation Committee Report on Executive Compensation—Cash Bonus."

(2)
For fiscal year ended December 31, 2002, the "All Other Compensation" column includes (a) $5,500 paid by the Company pursuant to the Company's Qualified 401(k) Employee Savings Plan ("Savings Plan") to each of Messrs. Nigbor and Fu, and Ms. Delly, and $2,400 paid to Mr. Barton, and (b) payments by the Company of premiums of $312 for term life insurance and $444 for medical insurance on behalf of each of Messrs. Nigbor, Fu and Barton, and Ms. Delly. Under the Savings Plan, the Company is obligated to make matching contributions to the Savings Plan in an amount equal to 50% of each participant's elective contributions, to the extent that such elective contributions do not exceed 7.5% of such participant's compensation. The

        (footnotes continued on following page)

  Company also may make discretionary contributions to the Savings Plan based on each participant's compensation compared to the total compensation of all participants. Messrs. Nigbor and Fu are each reimbursed for financial planning services, up to $5,000 annually, and biannual physical examinations. However, the value of such perquisites does not exceed the lesser of $50,000 or 10% of such officer's annual cash compensation and are therefore not included in the table.

(3)
Because the Company's sales and net income did not exceed the levels targeted by the Company in its 2001 business plans, the Compensation Committee elected not to pay or accrue any bonuses during 2001.

Option Grants in Last Fiscal Year

        The following table provides certain information concerning options to purchase Common Stock granted during the fiscal year ended December 31, 2002 to the four executive officers named in the Summary Compensation Table.

					Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in 2002
			Per Share Exercise Price
Name				Expiration Date
					5%	10%
Donald E. Nigbor	50,000	7.84%	$25.75	08/01/12	$809,702	$2,051,943
Cary T. Fu	50,000	7.84%	$25.75	08/01/12	$809,702	$2,051,943
Steven A. Barton	10,000	1.57%	$25.75	08/01/12	$161,940	$410,389
Gayla J. Delly	15,000	2.35%	$19.04	01/02/12	$179,612	$455,389

(1)
All options were granted under the 2000 Plan at an exercise price equal to the fair market value of the Common Stock on the date of the grant. Each option granted and reported in this table vests over a four year period, with 20% of the shares becoming exercisable at the end of the second year following the date of grant, 30% becoming exercisable at the end of the third year following the date of grant and the entire option becoming exercisable at the end of the fourth year. The options expire 90 days after termination of employment, and are fully vested in the event of a change of control of the Company.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table provides certain information concerning exercises of options to purchase Common Stock during the fiscal year ended December 31, 2002 by the four executive officers named in the Summary Compensation Table and the value of such officers' unexercised options at December 31, 2002.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Donald E. Nigbor	20,000	$265,800	399,000	141,000	$4,671,640	$730,210
Cary T. Fu	20,700	$366,303	389,000	141,000	$4,472,540	$730,210
Steven A. Barton	36,800	$418,062	12,700	22,300	$90,975	$79,440
Gayla J. Delly	8,000	$66,400	89,500	63,500	$895,345	$477,310

Compensation of Non-Employee Directors

        The Company pays its non-employee directors an annual fee of $20,000 and a fee of $1,000 for each meeting of the Board of Directors attended in person. The Company also reimburses its non-employee directors for their reasonable travel expenses in attending such meetings.

        In December 1994, the Board of Directors of the Company adopted the Benchmark Electronics, Inc. 1994 Stock Option Plan for Non-Employee Directors (the "1994 Plan") for the benefit of members of the Board of Directors of the Company or its Affiliates who are not employees of the Company or its Affiliates (as defined in the 1994 Plan). The purpose of the 1994 Plan is to encourage ownership of the Company's Common Stock by eligible non-employee directors of the Company, to provide increased incentive for such directors to render services and to exert maximum effort for the business success of the Company and to further strengthen the identification of directors with the shareholders of the Company. The 1994 Plan terminates 10 years from the date of its adoption and no further options may be granted pursuant to the 1994 Plan after its termination.

        Under the terms of the 1994 Plan, each member of the Board of Directors of the Company or its Affiliates who was not an employee of the Company or any of its Affiliates on the date of the grant (a "Non-Employee Director") received a grant of an option to purchase 6,000 shares of the Company's Common Stock upon the date of his election or re-election to the Board of Directors. Additionally, any Non-Employee Director who was a director on the date the Board of Directors adopted the 1994 Plan received, after giving effect to the Company's stock split during 1997, (a) an option to purchase 6,000 shares of Common Stock for the fiscal year in which the 1994 Plan was adopted by the Board of Directors and (b) an option to purchase shares of Common Stock in amount equal to (i) 6,000, multiplied by (ii) the number of consecutive fiscal years, immediately preceding the fiscal year during which the 1994 Plan was adopted, that the individual served as a director of the Company, provided that the number under clause (ii) shall not exceed three (3).

        The Company has outstanding options with respect to 139,850 shares of Common Stock under the 1994 Plan. Only 10,600 shares are available for grant under the 1994 Plan. On February 16, 2002, the Board of Directors adopted, and on May 13, 2002, the shareholders approved, the Benchmark Electronics, Inc. 2002 Stock Option Plan for Non-Employee Directors (the 2002 Plan), which replaced the 1994 Plan.

        The 2002 Plan provides for the granting of a stock option to purchase 7,000 shares of common stock upon the occurrence of the non-employee director's election or reelection to the Board. The maximum number of shares of common stock for which options may be granted under the 2002 Plan is 300,000. No awards may be granted under the 2002 Plan after the expiration of ten years from February 26, 2002, the date of its adoption by the Board of Directors. The 2002 Plan remains in effect as to awards made prior to the expiration of ten years until such awards have been satisfied or have expired. All awards under the 2002 Plan are fully vested upon the date of grant. The exercise price per share of common stock in options granted under the 2002 Plan will be the fair market value of a share of Common Stock on the date such option is granted. Upon their election as directors in May 2002, each of Messrs. Arnold, Custer and Dorflinger received a grant under the 2002 Plan of an option to purchase 7,000 shares of Common Stock at an exercise price of $31.40 per share, which was the market price of the Common Stock on the date of the grant.

Board Compensation Committee Report on Executive Compensation

        The Company's executive compensation program is administered by the Compensation Committee, a committee of the Board of Directors composed of non-employee directors listed below this report. The Compensation Committee is responsible for recommending to the full Board of Directors the compensation of the Chief Executive Officer of the Company, determining the compensation of the other executive officers of the Company, and administering the Company's employee benefit plans. None of the members of the Compensation Committee have any interlocking or other relationships with the Company that would call into question their independence as Compensation Committee members. The Compensation Committee operates under a written charter, attached to this proxy statement as Appendix B, previously approved by the Board of Directors.

        Compensation Policies and Programs.    The Compensation Committee believes that the goals of the executive compensation program should be to align executive compensation with the Company's long-term business objectives and performance and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Compensation Committee believes that the best way to achieve these goals is by aligning the financial interests of the Company's executive officers closely to the interests of the Company's shareholders through a combination of annual cash incentives and stock-based incentive compensation, while providing the executive officers with base salary compensation at levels that are competitive with, but which do not exceed, prevailing standards. The compensation of the Company's executive officers is reviewed and approved annually by the Compensation Committee. The Company's executive compensation program is based on three elements, each of which is determined in part by corporate performance:

  •
  Base salary compensation

  •
  Annual incentive compensation

  •
  Stock-based incentive compensation

Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including the relationship between the Company's net income and sales. The Compensation Committee believes that total executive compensation opportunities are competitive and at the median with those offered by employers in the peer group of companies with which the Company compares its performance in the Performance Graph following this report, but with less emphasis on base salary compensation than such other employers.

        Cash Base Salary.    As of August 1, 2001, the Company has employment agreements with its Chief Executive Officer, its President and its Executive Vice President. The agreements provide for annual base salaries, subject to adjustment for subsequent twelve-month periods as determined by the Compensation Committee, based on its review of base salaries provided to executive officers of other employers in the Company's industry and certain corporate performance factors such as the Company's net income and sales and historical salary progression. The initial term of three years ("Initial Term") for the employment agreements with Messrs. Nigbor, Fu and Barton expire on August 1, 2004 unless terminated sooner pursuant to the terms of the agreements. However, after the Initial Term, the agreements automatically renew thereafter for successive one-year terms (each such renewal term, a Renewal Term), unless either party gives to the other written notice of termination no fewer than ninety days prior to the expiration of any such Renewal term. Messrs. Nigbor's and Fu's current annual base salary through August 1, 2003 under their respective employment agreements is $530,000. Mr. Barton's current annual base salary is $120,000 through August 1, 2003. The employment agreements also provide for payment of severance. If employment is terminated by the Company without cause (as that term is defined in the employment agreements) or by the employee with good reason (as that term is defined in the employment agreements) on or prior to August 1, 2004, the employment agreements provide for severance to be paid over a severance period that is the longer of (i) two full years from the termination date or (ii) the remaining period of the Initial Term. For each full year of the severance period, the severance payment equals the annual base salary at the time of termination. For each partial year, the severance payment will be a pro-rated amount of the annual base salary. If employment is terminated by the Company without cause after August 1, 2004 and prior to the end of the then current Renewal Term, severance will be paid for a period of one year beginning on the date of termination.

        Effective as of January 24, 2002, the Company entered into a severance agreement with Ms. Delly that automatically renews each December 31 for successive one-year terms unless terminated by the Company at least 30 days prior to the expiration date. The severance agreement provides that the Company will pay severance to Ms. Delly in the event that her employment is terminated (a) at any time within two years following a change of control (as such term is defined in the severance agreement) by the Company or its subsidiaries for reasons other than for "cause" (as such term is defined in the severance agreement) or other than as a consequence of Ms. Delly's death, permanent disability or retirement at or after the normal retirement date; or (b) at any time within two years following a change of control (as such term is defined in the severance agreement) by Ms. Delly following the (i) the reduction of Ms. Delly's annual salary (including any deferred portions thereof), annual or long-term cash or stock bonus opportunities, or level of benefits or supplemental compensation; or (ii) the transfer of Ms. Delly to a location requiring a change in her residence or a material increase in the amount of travel normally required of Ms. Delly in connection with her employment. The amount of severance to be paid will be equal to two times the sum of Ms. Delly's annual base pay and recent cash bonus (as such terms are defined in the severance agreement). Ms. Delly's current annual base salary is $350,000 through August 1, 2003.

        Cash Bonus.    The Company has incentive bonus plans for the benefit of its employees, including executive officers. The total amount of cash bonus awards to be made under these incentive bonus plans for any period depends primarily on the Company's earnings before income tax for that period.

        For any plan period, the earnings before income tax must meet or exceed, or in combination with other factors satisfy, levels targeted by the Company in its business plan, as established at the beginning of each fiscal year, for any bonus awards to be made. The Compensation Committee has the authority to determine the total amount of bonus awards, if any, to be made to the Company's corporate employees for any plan year based on its evaluation of the Company's financial condition and results of operations, the Company's business and prospects, and such other criteria as it may determine to be relevant or appropriate. The Compensation Committee has the authority to determine the specific amounts of bonus awards to be made to the Company's executive officers and other key employees based on its evaluation of each such employee's position, performance, service and such other criteria as it may determine to be relevant or appropriate.

        In 2002, the Company's sales and net income exceeded the levels targeted by the Company in its 2002 business plan. The Compensation Committee elected to award bonuses of $447,596 to Messrs. Nigbor and Fu, $287,404 to Ms. Delly and $105,000 to Mr. Barton.

        Stock Purchase Plan.    In April, 1999, the Company adopted the Benchmark Electronics, Inc. Employee Stock Purchase Plan (the "Purchase Plan"). Under the Purchase Plan, employees meeting specific employment qualifications are eligible to participate and can purchase shares semi-annually through payroll deductions at the lower of 85% of the fair market value of the stock at the commencement or end of the offering period. The Purchase Plan permits eligible employees to purchase common stock through payroll deductions for up to the lesser of 17% of qualified compensation or $25,000. The executive officers, including the Chief Executive Officer, are eligible to participate in the Purchase Plan on the same basis as all other employees.

        Stock Awards Plan.    The Compensation Committee believes that stock options and other methods of equity-based incentive compensation are of increasing importance in attracting and retaining employees and executives and are critical in motivating the long-term creation of shareholder value because methods of equity-based incentive compensation focus executive attention on stock price as the primary measure of performance. In 2000, the Company adopted and its shareholders approved the Benchmark Electronics, Inc. 2000 Stock Awards Plan (the "2000 Plan") for the benefit of its officers and employees, its affiliates, and consultants to the Company and its affiliates (the "Eligible Participants"). The 2000 Plan replaced the 1990 Stock Option Plan that expired in May 2000. The 2000 Plan is administered by the Compensation Committee. The purpose of the 2000 Plan is to encourage ownership of Common Stock by the Eligible Participants to provide increased incentive for such Eligible Participants to render services and to exert maximum effort for the business success of the Company and to strengthen identification of such Eligible Participants with the shareholders for the purpose of maximizing shareholder value. The 2000 Plan utilizes vesting periods to encourage its executive officers and eligible employees to continue in the employ of the Company. The Compensation Committee subjectively determines the number of shares to be covered by options granted to its employees and executive officers, including the Chief Executive Officer. Stock option grants to the Company's Chief Executive Officer and other executive officers are not made automatically each year and are not considered to be a part of normal annual compensation. The amount and terms of options already held by an executive officer generally are not significant factors in the Compensation Committee's determination of whether and how many options should be granted to the executive officer.

        Stock option grants provide an incentive that focuses the executives' attention on managing the Company from the perspective of an owner with an equity stake in the business. Accordingly, these stock options are tied to the future performance of the Company's Common Stock and provide value to the recipient only when the price of the Company's Common Stock increases above the option grant price.

                                                               SUBMITTED BY THE COMPENSATION COMMITTEE OF
                                                               THE COMPANY'S BOARD OF DIRECTORS.

                                                 Peter G. Dorflinger, Chairman        David H. Arnold        John C. Custer

Performance Graph

        The following Performance Graph compares the Company's cumulative total shareholder return on its Common Stock for the five-year period commencing December 31, 1997 and ending December 31, 2002, with the cumulative total return of the Standard & Poor's 500 Stock Index (which does not include the Company), and Peer Group, which is composed of Celestica Inc., Suntron Corp (formerly EFTC Corp), Flextronics International, Ltd., Jabil Circuit, Inc., Plexus Corp, Sanmina-SCI Corp, and Solectron Corporation. The Peer Group is the same as in the April 15, 2002 Proxy Statement. Dividend reinvestment has been assumed.

COMPARISON OF CUMULATIVE TOTAL SHAREHOLDER RETURN
Benchmark Electronics, S&P 500, and Peer Group Index

NOTES:	Assumes $100 invested on December 31, 1997 in Benchmark Electronics, Inc. Common Stock, in the S&P 500, and in the Peer Group Index. Reflects month-end dividend reinvestment, and annual reweighting of the Peer Group Index portfolios.

CERTAIN TRANSACTIONS

        The Company leases from David H. Arnold, a director of the Company, his spouse and certain other persons the real estate and buildings in Winona, Minnesota where operations are conducted. The leases were entered into in 1996 in connection with the Company's acquisition of EMD. The lease covering the EMD Central building is for a term of 10 years commencing September 1, 1996 at a net rent of $17,150 per month. The lease covering the EMD East building and the adjacent parking lot is for a term of 10 years commencing July 30, 1996 at a net rent of $50,932 per month. Both of such leases may be renewed at the option of the Company at fair market rental rates. The Company negotiated the terms of the leases, including purchase options, on an arms-length basis, and obtained appraisals of the real estate and rental values to help establish such terms. The Company believes the terms of such leases are no less favorable to the Company than could have been obtained from unaffiliated third parties.

        The Company does business with E-Tool, Inc., formerly a division of DCM Tech, Inc. On December 30, 2002, E-Tool, Inc. was sold to Chris Arnold, the son of David H. Arnold. E-Tool provided tooling services to the Company totaling $155,220 during 2002.

COMMON STOCK OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership, as defined in Rule 13d-3 under the Exchange Act, of Common Stock as of April 2, 2003, by each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, each director and nominee for director of the Company, each executive officer of the Company and all directors and executive officers of the Company as a group.

Beneficial Owners	Shares of Common Stock Beneficially Owned Owned(1)		Percentage of Outstanding Shares of Common Stock
Donald E. Nigbor 3000 Technology Drive Angleton, Texas 77515	512,632	(2)	2.1%
Cary T. Fu 3000 Technology Drive Angleton, Texas 77515	564,575	(3)	2.3%
Steven A. Barton 3000 Technology Drive Angleton, Texas 77515	5,470	(4)	(5)
Gayla J. Delly 3000 Technology Drive Angleton, Texas 77515	90,942	(6)	(5)
David H. Arnold 1853 Edgewood Road Winona, Minnesota 55987	431,046	(7)	1.7%
John C. Custer 1126 Fearrington Post Pittsboro, NC 27312	66,850	(8)	(5)
Peter G. Dorflinger 9501 Stonebridge Austin, Texas 78758	76,000	(9)	(5)
Directors and executive officers as a group (7 persons)	1,747,515	(10)	7.1%
FMR Corp 82 Devonshire Street Boston, MA 02109	1,514,745	(11)	6.1%

(1)
Unless otherwise noted, each person identified possesses sole voting and dispositive power with respect to the shares of Common Stock listed, subject to community property laws.

(2)
Includes 375,000 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of April 2, 2003.

(3)
Includes 369,000 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of April 2, 2003.

(4)
Includes 2,700 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of April 2, 2003.

(5)
Less than 1%.

(6)
Includes 87,500 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of April 2, 2003.

        (footnotes continued on following page)

(7)
Includes 11,288 shares of Common Stock held of record by Mr. Arnold's wife, 2,726 shares held for Mr. Arnold's benefit in an Individual Retirement Account, 90,907 shares held in Trusts in which Mr. Arnold is Trustee and 37,000 shares that may be acquired upon the exercise of options that are currently exercisable. Mr. Arnold disclaims beneficial ownership of the shares held in Trust for which he is Trustee.

(8)
Includes 2,400 shares owned by Mr. Custer's wife and 46,850 shares that may be acquired upon the exercise of options that are currently exercisable.

(9)
Includes 41,000 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable.

(10)
Includes 959,050 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable.

(11)
Based solely on information filed with the Securities and Exchange Commission.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC and the New York Stock Exchange initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and certain written representations provided to the Company by such persons, for the fiscal year beginning January 1, 2002 and ending December 31, 2002 all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten-percent beneficial owners were satisfied in a timely manner.

EXECUTIVE OFFICERS

        The executive officers of the Company are Donald E. Nigbor, Cary T. Fu, Steven A. Barton and Gayla J. Delly. See "Election of Directors—Nominees for Election" for certain information with respect to the age, positions and length of service with the Company, and business experience of Messrs. Nigbor, Barton and Fu.

        Ms. Delly is 44 years old and has been Chief Financial Officer of the Company since May 2001. She has served as Vice President Finance of the Company from November 2000 and as Treasurer and Controller of the Company from January 1996 to January 2002. From 1984 to 1995, Ms. Delly was employed by KPMG LLP and was a Senior Audit Manager when she left the Firm. Ms. Delly holds a B.S. degree in accounting from Samford University and is a Certified Public Accountant.

EXPENSES OF SOLICITATION

        The cost of soliciting proxies on behalf of the Board of Directors will be borne by the Company. Solicitations of proxies are being made by the Company through the mail and may also be made in person or by telephone. Directors and employees of the Company may be utilized in connection with such solicitations. The Company also will request brokers and nominees to forward soliciting materials to the beneficial owners of the Common Stock held of record by such persons and will reimburse them for their reasonable forwarding expenses.

DATE OF SUBMISSION OF SHAREHOLDER PROPOSALS

        In order for proposals submitted to by the shareholders of the Company pursuant to Rule 14a-8 of the General Rules and Regulations under the Exchange Act to be included in the Company's proxy statement and form of proxy relating to the 2004 Annual Meeting of the Shareholders, such proposals must be received at the Company's principal executive offices no later than December 5, 2003. A shareholder choosing not to use the procedures established in Rule 14a-8 must deliver the proposal at the Company's principal executive offices no later than February 3, 2004.

FORM 10-K

        A copy of our 2002 Annual Report to Shareholders, which includes our financial statements for fiscal year 2002, is enclosed with this Proxy Statement. The Company's Annual Report on Form 10-K, including all exhibits, has been filed with the Securities and Exchange Commission. Upon payment of the Company's reasonable expenses, the Company will furnish a copy of any exhibit to the Form 10-K to any shareholder who makes a written request therefore to the Corporate Secretary, Benchmark Electronics, Inc., 3000 Technology Drive, Angleton, Texas 77515.

OTHER MATTERS

        The Board of Directors does not intend to bring any other matter before the Meeting and has not been informed that any other matter is to be presented by others. If any other matter properly comes before the Meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

        You are cordially invited to attend the Meeting. Regardless of whether you plan to attend the Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

                      By order of the Board of Directors,

                      Lenora A. Gurton
                      Secretary

BENCHMARK ELECTRONICS, INC.
PROXY STATEMENT

APPENDIX A

Charter of the Audit Committee of the Board of Directors

Mission Statement

        The primary purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Benchmark Electronics, Inc. (the "Company") is:

        (A)  to assist the Board in fulfilling its responsibility to oversee (i) management's conduct of the Company's financial reporting process (including management's development and maintenance of systems of internal accounting and financial controls), (ii) the integrity of the Company's financial statements, (iii) the Company's compliance with legal and regulatory requirements and ethical standards, (iv) the qualifications and independence of the Company's outside auditors and (v) the performance of the Company's internal audit function and the outside auditors; and

        (B)  to prepare the audit committee report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statement.

Membership

        The Committee shall consist of at least three directors, the exact number to be determined from time to time by the Board.

        The Committee's composition shall meet the independence and expertise requirements for audit committees imposed by the listing standards of the New York Stock Exchange (the "NYSE"), Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any applicable rules or regulations of the SEC, in each case as in effect from time to time. The Board shall endeavor to have at least one member of the Committee be a financial expert as defined by the SEC.

        The members of the Committee shall be appointed by a majority vote of the Board from among its members based on the recommendations of the Nominating/Governance Committee and shall serve until such member's successor is duly appointed and qualified or until such member's resignation or removal by a majority vote of the Board.

        No member of the Committee may serve simultaneously on the audit committees of more than two other public companies, unless the Board determines that such simultaneous service would not impair such director's ability to serve effectively on the Committee and such determination is disclosed in the Company's annual proxy statement.

Authority and Responsibilities

        The Committee's function is not to replace the Company's management, internal auditors and outside auditors, but rather one of oversight. It is the responsibility of the Company's management to prepare the Company's financial statements and to develop and maintain adequate systems of internal accounting and financial controls, and it is the internal and outside auditors' responsibility to review, and when appropriate, audit or attest to these financial statements and internal controls. The Committee recognizes that the financial management and the internal and outside auditors have more knowledge and information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee cannot provide any expert or special assurance as to the Company's financial statements or internal controls or any professional certification as to the outside auditors' work.

        In carrying out its oversight responsibilities, the Committee shall undertake the following activities and have the following authority (in addition to any others that the Board may from time to time delegate to the Committee):

        Relationship with Auditors

    1.
    The Committee shall have sole authority and be directly responsible for the retention, compensation, oversight, evaluation and termination (subject, if applicable, to shareholder ratification) of the work of the Company's outside auditors performed for the purpose of preparing or issuing an audit report or related work. The Company's outside auditors shall report directly to the Committee.

    2.
    The Committee shall review and pre-approve (a) all auditing services (including those performed for purposes of providing comfort letters and statutory audits) and (b) all non-auditing services rendered to the Company by its outside auditors (other than de minimus non-audit services as defined in Section 10A(i)(1)(B) of the Exchange Act which shall be approved prior to completion of the outside auditors' audit), in each case including fees.

    3.
    The Committee shall receive from the outside auditors, at least annually, a written report describing: (a) the outside auditors' internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review or peer review of the outside auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to any independent audit carried out by the outside auditors, and any steps taken to deal with any such issues; and (c) all relationships between the outside auditors and the Company, including the matters covered by Independence Standards Board Standard Number 1 and any services that may impact the objectivity and independence of the outside auditors.

    4.
    After reviewing the foregoing report and the outside auditors' work and taking into account the opinions of such persons and taking such additional actions as the Committee deems appropriate, the Committee shall evaluate the outside auditors' qualifications, performance and independence (including a review and evaluation of the lead partner) and present its conclusions to the Board.

    5.
    The Committee should consider whether, in order to assure the continuing independence of the outside auditors, there should be regular rotation of the lead and reviewing audit partners (in addition to the rotation every five years required pursuant to Section 10A(j) of the Exchange Act) or of the outside audit firm.

    6.
    The Committee shall establish clear hiring policies with respect to employees and former employees of the outside auditors, including a prohibition, as required pursuant to Section 10A(l) of the Exchange Act, against the Company's chief executive officer, chief financial officer, controller or chief accounting officer (or any person serving in an equivalent position) having worked on the Company's audit as an employee of the outside auditors during the one year period preceding the initiation of the current audit.

    7.
    The Committee shall discuss with management, the outside auditors, and the internal auditors and review the performance and adequacy of the Company's internal audit function, including the internal auditors' responsibilities, work assignments, schedules, budget, staffing and any proposed changes, by either management or the Audit Committee, in the audit scope, plan or procedures from the prior period.

    8.
    The Committee shall review and approve the appointment, replacement, reassignment or dismissal of the director of the Company's internal audit function and periodically review his or her performance.

        Financial Reporting Process and Financial Statements; Risk Management

    9.
    The Committee shall meet periodically (and, in any event, not less than quarterly) in separate sessions with (a) the management of the Company, (b) the Company's internal auditors and (c) the outside auditors.

    10.
    The Committee shall review and discuss with management and the outside auditors (a) the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of the Form 10-K), (b) the quarterly financial statements to be included in the Company's Quarterly Reports on Form 10-Q and (c) in each case, the Company's disclosures in the related "Management's Discussion and Analysis of Financial Condition and Results of Operation".

    11.
    The Committee shall review:

    (a)
    major issues regarding accounting principles and financial statement presentations, including any changes in the selection or application of accounting principles;

    (b)
    analyses prepared by management and/or the outside auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; and

    (c)
    the effect of regulatory or accounting initiatives, as well as off-balance sheet transactions, on the financial statements.

    12.
    In connection with the annual audit and review by the outside auditors of the financial information included in the Company's Quarterly Reports on Form 10-Q, the Committee shall prior to the release of earnings or the filing of the Form 10-K or Form 10-Q, as applicable, discuss with the outside auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended or supplemented, including receiving from the outside auditors timely reports concerning:

    (a)
    all critical accounting policies and practices to be used;

    (b)
    all alternative treatments of financial information within generally accepted accounting principles ("GAAP") that have been discussed with the management of the Company, the ramifications of the use of such alternative treatments and the treatment preferred by the outside auditors; and

    (c)
    other material written communications between the outside auditors and the management of the Company (such as any management or internal control letter or schedule of unadjusted differences).

    13.
    The Committee shall regularly review with the outside auditors and the internal auditors any audit problems or difficulties encountered and management's response (including any restrictions on access, any accounting adjustments noted or proposed but passed as immaterial or for other reasons, any communications between the outside audit team and the outside auditor's national office and any management or internal control letters proposed to be but never issued by the outside auditor to the Company). The Committee shall be responsible for the resolution of disagreements among the Company's management, the outside auditors and the internal auditors regarding financial reporting.

    14.
    The Committee shall discuss with management, the internal auditors and the outside auditors the quality and adequacy of the Company's internal controls, including reviewing any management internal control report, any significant internal control deficiencies or material weaknesses, any fraud involving management or others significantly involved in the

      Company's internal controls and procedures and any changes implemented in light of material control deficiencies or weaknesses.

    15.
    Based on the above review and discussions, the Committee shall determine whether to recommend to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K.

    16.
    The Committee shall prepare the report of the audit committee required by the rules of the SEC to be included in the Company's annual proxy statement.

    17.
    The Committee shall discuss with management the Company's policies with regard to the types of information to be disclosed and the types of presentation to be made (including the use of "pro forma" or "adjusted" non-GAAP information) in earnings press releases and with respect to financial information and earnings guidance provided to rating agencies or analysts or otherwise made public, and review particular releases or guidance to the extent the Committee deems advisable.

    18.
    The Committee shall discuss with management and, to the extent appropriate, the internal auditors and the outside auditors the Company's policies with respect to risk assessment and risk management, the Company's major financial risk exposures and the steps management has taken to monitor and control these exposures.

        Compliance with Laws, Regulations and Ethical Standards

    19.
    The Committee shall confirm with the outside auditors that they are not aware of any matters that might fall under Section 10A(b) of the Exchange Act.

    20.
    The Committee shall receive reports on legal and regulatory compliance and litigation matters.

    21.
    The Committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, auditing or internal accounting control matters and (b) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

    22.
    The Committee shall make recommendations to the Board regarding the adequacy of the Company's written conduct and ethics policies and the Company's procedures for ensuring proper distribution, education and compliance with such policies. The Committee shall also assist the Board in reviewing and, when appropriate, granting any requests by a director or executive officer for a waiver from compliance with any such policies.

    23.
    The Committee shall review and make recommendations to the Board concerning the Company's policies and procedures with regard to affiliate or related party transactions.

        Performance Evaluation

    24.
    The Committee shall review its own performance and reassess the adequacy of this Charter at least annually in such manner as it deems appropriate and submit such evaluation, including any recommendations for change, to the full Board for review, discussion and approval.

        Access to Advisors; Investigations

    25.
    The Committee shall have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors, without having to seek Board approval.

    26.
    The Committee shall determine funding by the Company for the payment of the Company's outside auditors and any advisors retained by the Committee.

    27.
    The Committee shall have the authority to conduct or authorize investigations into or studies of any matters within the Committee's scope of responsibilities.

Structure and Operations

        The Committee shall designate one member of the Committee to act as its chairperson. The Committee shall meet in person or telephonically at least quarterly at such times and places determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson. The chairperson, with input from the other members of the Committee and, where appropriate, members of management and outside advisors, shall set the agendas for Committee meetings.

        The Committee may request that any directors, officers or other employees of the Company, or any other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests. The Committee may exclude from its meetings any persons it deems appropriate.

        The Committee may form and delegate authority to subcommittees. In particular, the Committee may delegate to one or more of its members the authority to pre-approve audit and/or non-audit services, provided that the decisions of any member(s) to whom pre-approval authority is delegated shall be presented to the Committee at the next Committee meeting.

        The Committee shall maintain minutes or other records of its meetings and shall give regular reports to the Board on these meetings and such other matters as required by this Charter or as the Board shall from to time specify.

        Except as expressly provided in this Charter, the Company's by-laws or the Company's Corporate Governance Guidelines, or as required by law, regulation or NYSE listing standards, the Committee shall set its own rules of procedure.

Compensation

        No member of the Committee may receive, directly or indirectly, any compensation from the Company other than (i) fees paid to directors for service on the Board (including customary perquisites and other benefits that all directors receive), (ii) additional fees paid to directors for service on a committee of the Board (including the Committee) or as the chairperson of any committee and (iii) a pension or other deferred compensation for prior service that is not contingent on future service on the Board. In addition, payments in connection with ordinary course commercial business relationships determined by the Board to be immaterial and received from the Company to an entity with which a director has a relationship will not preclude such director from serving as a member.

BENCHMARK ELECTRONICS, INC.
PROXY STATEMENT

APPENDIX B

        Charter of the Compensation Committee of the Board of Directors

Mission Statement

        The purpose of the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Benchmark Electronics, Inc. (the "Company") is to (i) oversee the administration of the compensation plans, in particular the incentive compensation and equity-based plans, of the Company (and, to the extent appropriate, the subsidiaries of the Company), (ii) discharge the Board's responsibilities relating to the compensation of the Company's executives, (iii) review and make recommendations on director compensation and (iv) prepare the annual report on executive compensation required by the rules and regulations of the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statement.

Membership

        The Committee shall consist of no fewer than three members, the exact number to be determined from time to time by the Board.

        The Committee's composition shall meet the independence requirements for compensation committees imposed by the listing standards of the New York Stock Exchange (the "NYSE"), as in effect from time to time.

        The members of the Committee shall be appointed by a majority vote of the Board from among its members based on the recommendations of the Nominating/Governance Committee and shall serve until such member's successor is duly appointed and qualified or until such member's resignation or removal by a majority vote of the Board.

Authority and Responsibilities

        The Committee shall have the following specific authority and responsibilities (in addition to any others that the Board may from time to time delegate to the Committee):

  1.
  The Committee shall establish, and periodically review, a general compensation philosophy for the Company.

        Compensation Plans

  2.
  The Committee shall oversee the implementation and administration of the compensation plans of the Company (and, to the extent appropriate, the other subsidiaries of the Company), including pension, welfare, incentive and equity-based plans, to ensure that these plans are consistent with the Company's general compensation philosophy.

  3.
  The Committee shall review and make recommendations to the Board with respect to the adoption (or submission to shareholders for approval) or amendment of incentive compensation and equity-based plans for the Company (and, to the extent appropriate, the subsidiaries of the Company), including restricted stock, stock option and deferred compensation plans.

  4.
  The Committee shall review and make recommendations to the Board with respect to, or approve, all awards of shares or share options pursuant to the Company's (and, to the extent appropriate, the Company's subsidiaries') equity-based plans.

        Executive Compensation

  5.
  The Committee shall at least annually for the Company's Chief Executive Officer (the "CEO") and the other executive officers of the Company (a) review and approve the corporate goals and objectives relevant to their compensation, (b) evaluate the executive officers' performance in light of these goals and objectives and (c) set the executive officers' compensation (including (i) annual base salary, (ii) annual incentive opportunity, (iii) long-term incentive opportunity (including awards of stock options and restricted stock) and deferral opportunity and (iv) any special or supplemental benefits) based on this evaluation. In setting compensation, the Committee shall consider all factors it deems relevant, including the Company's performance and relative shareholder return, the value of similar incentive awards to those with similar responsibilities at comparable companies and the awards given by the Company in prior years.

  6.
  The Committee shall approve any employment agreements, consulting arrangements, severance or retirement arrangements and/or change-in-control agreements or provisions covering any current or former executive officer of the Company.

  7.
  The Committee shall review and make recommendations to the Board, or approve, the Company's policies and procedures with respect to executive officers' expense accounts and perquisites.

  8.
  The Committee shall produce the annual report on executive compensation required to be included in the Company's annual proxy statement in accordance with applicable SEC rules and regulations.

        Director Compensation

  9.
  The Committee shall at least annually review and recommend to the Board the form and amount of director compensation (including perquisites and other benefits), and any additional compensation to be paid for service on Board committees or for service as a chairperson of a committee. In making its recommendations, the Committee shall give due consideration to what is customary compensation for directors of comparable companies and any other factors it deems appropriate that are consistent with the policies and principles set forth in this Charter and the Company's Corporate Governance Guidelines.

  10.
  The Committee shall review and make recommendations to the Board regarding director's and officer's indemnification and insurance matters.

        Regulatory Matters

  11.
  In consultation with senior management of the Company, the Committee shall oversee regulatory compliance with respect to compensation matters, including overseeing the Company's policies on structuring compensation programs to preserve tax deductibility (including, as and when required, for compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended ("162(m)"), establishing performance goals and certifying that such performance goals and any other material terms have been attained).

        Performance Evaluation

  12.
  The Committee shall review its own performance and reassess the adequacy of this Charter at least annually in such manner as it deems appropriate, and submit such evaluation, including any recommendations for change, to the full Board for review, discussion and approval.

        Retention of Consultants and Advisors; Investigations

  13.
  The Committee shall have the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of executive officer or director compensation and shall have the authority to approve the consultant's fees and other retention terms.

  14.
  The Committee shall have the authority, without having to seek Board approval, to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors as it deems advisable.

  15.
  The Committee shall have the authority to conduct or authorize investigations into or studies of any matters within the Committee's scope of responsibilities.

Structure and Operations

        The Committee shall designate one member of the Committee to act as its chairperson. The Committee shall meet in person or telephonically at least two times a year at such times and places determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson. The chairperson, with input from the other members of the Committee and, where appropriate, management, shall set the agendas for Committee meetings.

        The Committee may request that any directors, officers or other employees of the Company, or any other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests. The Committee may exclude from its meetings any persons it deems appropriate.

        The Committee may form and delegate authority to subcommittees. In particular, the Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Committee who are (i)"Non-Employee Directors" for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or (ii)"outside directors" for purposes of 162(m).

        The Committee shall maintain minutes or other records of its meetings and shall give regular reports to the Board on these meetings and such other matters as required by this Charter or as the Board shall from time to time specify. Reports to the Board may take the form of oral reports by the chairperson of the Committee or any other member of the Committee designated by the Committee to give such report.

        Except as expressly provided in this Charter, the Company's by-laws or the Company's Corporate Governance Guidelines, or as required by law, regulation or NYSE listing standards, the Committee shall set its own rules of procedure.

BENCHMARK ELECTRONICS, INC.
PROXY STATEMENT

APPENDIX C

        Charter of the Nominating/Governance Committee of the Board of Directors

Mission Statement

        The purpose of the Nominating/Governance Committee (the "Committee") of the Board of Directors (the "Board") of Benchmark Electronics, Inc. (the "Company") is to (i) identify individuals qualified to become Board members and recommend such individuals to the Board for nomination for election to the Board, (ii) make recommendations to the Board concerning committee appointments, (iii) develop, recommend and annually review corporate governance guidelines for the Company and oversee corporate governance matters and (iv) coordinate an annual evaluation of the Board.

Membership

        The Committee shall consist of no fewer than three members, the exact number to be determined from time to time by the Board.

        The Committee's composition shall meet the independence requirements for nominating/corporate governance committees imposed by the listing standards of the New York Stock Exchange (the "NYSE"), as in effect from time to time.

        The members of the Committee shall be appointed by a majority vote of the Board from among its members and shall serve until such member's successor is duly appointed and qualified or until such member's resignation or removal by a majority vote of the Board.

Authority and Responsibilities

        The Committee shall have the following specific authority and responsibilities (in addition to any others that the Board may from time to time delegate to the Committee):

        Board Nominees; Committee Appointments; Continued Service

    1.
    The Committee shall determine the criteria, objectives and procedures for selecting Board members. The Committee shall consider factors such as independence, diversity, age, integrity, skills, expertise, breadth of experience, knowledge about the Company's business or industry and willingness to devote adequate time and effort to Board responsibilities in the context of the existing composition and needs of the Board and its committees.

    2.
    The Committee shall actively seek individuals qualified to become members of the Board and recommend such individuals, which the Committee considers qualified, to the Board for nomination for election to the Board by the shareholders or for appointment by the Board to fill a vacancy. The Committee shall also review potential candidates for the Board suggested to it by other members of the Board and report to the Board regarding the results of such review.

    3.
    The Committee shall review all nominations for re-election of Board members and report to the Board regarding the results of such review.

    4.
    The Committee shall identify Board members qualified to fill any vacancies on a committee of the Board (other than the Committee) and recommend that the Board appoint the identified member or members to the respective committee. In recommending a candidate for appointment to a committee, the Committee shall consider any required qualifications as set forth in the committee's charter, the needs of the committee in light of its purpose and responsibilities and the existing composition of the committee, the benefits of periodic rotation of committee members and any other factors the Committee deems appropriate.

    5.
    The Committee shall review the appropriateness of continued service on the Board of members whose circumstances, including business or professional affiliations or responsibilities, have changed or who contemplate accepting a directorship on another public company board or an appointment to an audit or compensation committee of another public company board.

        Corporate Governance

    6.
    The Committee shall develop and oversee the Company's orientation process for newly elected members of the Board and assist the Board in its implementation. The Committee shall also regularly assess the adequacy of and need for additional continuing director education programs.

    7.
    The Committee shall develop and recommend to the Board corporate governance guidelines for the Company and assess those guidelines at least annually.

    8.
    The Committee shall oversee that the Company has an adequate system and procedures for the education, development and orderly succession of senior managers throughout the Company and, at least annually, review the CEO'short and long-term succession plans for the CEO and other senior management positions and report to the Board on succession planning.

        Board Performance

    9.
    The Committee shall coordinate the annual evaluation of the Board and its committees to determine whether they are functioning effectively and meeting their objectives and goals. The Committee shall solicit comments from all directors, executive officers and any other persons it deems appropriate and shall annually prepare a report to the Board following the end of each fiscal year containing an assessment of the Board's structure, organization, policies, performance, effectiveness and contribution to the Company and indicating specific areas in which the Board could improve.

        Performance Evaluation

    10.
    The Committee shall review its own performance and reassess the adequacy of this Charter at least annually in such manner as it deems appropriate, and submit such evaluation, including any recommendations for change, to the full Board for review, discussion and approval.

        Retention of Consultants and Advisors; Investigations

    11.
    The Committee shall have the authority to retain and terminate any search firm to be used to identify director candidates, including the authority to approve the search firm's fees and other retention terms.

    12.
    The Committee shall have the authority, without having to seek Board approval, to obtain, at the expense of the Company, advice and assistance from internal or external legal, accounting or other advisors as it deems advisable.

    13.
    The Committee shall have the authority to conduct or authorize investigations into or studies of any matters within the Committee's scope of responsibilities.

Structure and Operations

        The Committee shall designate one member of the Committee to act as its chairperson. The Committee shall meet in person or telephonically at least two times a year at such times and places determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson. The chairperson, with input from the other members of the Committee and, where appropriate, management, shall set the agendas for Committee meetings.

        The Committee may request that any directors, officers or other employees of the Company, or any other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests. The Committee may exclude from its meetings any persons it deems appropriate.

        The Committee may form and delegate authority to subcommittees.

        The Committee shall maintain minutes or other records of its meetings and shall give regular reports to the Board on these meetings and such other matters as required by this Charter or as the Board shall from to time specify. Reports to the Board may take the form of oral reports by the chairperson of the Committee or any other member of the Committee designated by the Committee to give such report.

        Except as expressly provided in this Charter, the Company's by-laws or the Company's corporate governance guidelines, or as required by law, regulation or NYSE listing standards, the Committee shall set its own rules of procedure.

PROXY	BENCHMARK ELECTRONICS, INC.	PROXY

2003 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, MAY 13, 2003
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The 2003 Annual Meeting of Shareholders of Benchmark Electronics, Inc. (the "Company") will be held at the Hyatt Regency Houston, 1200 Louisiana Street, Houston, Texas on Tuesday, May 13, 2003, beginning at 10:00 a.m. (local time). The undersigned hereby acknowledges receipt of the related Notice and Proxy Statement dated April 3, 2003, accompanying this proxy.

The undersigned hereby appoints Donald E. Nigbor, Steven A. Barton, and Cary T. Fu, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all shares of Common Stock, par value $0.10 per share, of the Company owned of record by the undersigned and otherwise to act on behalf of the undersigned at the 2003 Annual Meeting of Shareholders and any adjournment thereof in accordance with the directions set forth herein and with discretionary authority with respect to such other matters, not known or determined at the time of the solicitation of this proxy, as may properly come before such meeting or any adjournment thereof.

This proxy is solicited by the Board of Directors and will be voted in accordance with the undersigned's directions set forth herein. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR NAMED HEREIN TO SERVE ON THE BOARD OF DIRECTORS UNTIL THE 2004 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED, AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2003.

        PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

        NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

        IMPORTANT—This Proxy must be signed and dated on the reverse side.

1.
to elect seven directors to serve on the Board of Directors until the 2004 annual meeting of shareholders and until their successors are duly elected and qualified;

INSTRUCTIONS: To withhold authority to vote for any of the nominees listed below, draw a line through such nominee's name.

Nominees: Donald E. Nigbor, Cary T. Fu, Steven A. Barton, David H. Arnold, John W. Cox, John C. Custer, and Peter G. Dorflinger.

☐ For All	☐ Withheld Authority	☐ For All Except Nominee(s) written below

2.
to ratify the appointment of KPMG LLP as the independent auditors of the Company for the year ending December 31, 2003

☐ FOR	☐ AGAINST	☐ ABSTAIN

Please sign your name exactly as it appears below. If shares are held jointly, all joint owners should sign. If shares are held by a corporation, please sign the full corporate name by the president or any other authorized corporate officer. If shares are held by a partnership, please sign the full partnership name by an authorized person. If you are signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as such.
Dated	, 2003

Signature of Shareholder

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NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, MAY 13, 2003
PROXY STATEMENT FOR 2003 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, MAY 13, 2003
INTRODUCTION
PROPOSAL 1 ELECTION OF DIRECTORS
Audit Committee Report to Shareholders
PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
EXECUTIVE COMPENSATION AND OTHER MATTERS
COMPARISON OF CUMULATIVE TOTAL SHAREHOLDER RETURN Benchmark Electronics, S&P 500, and Peer Group Index
CERTAIN TRANSACTIONS
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE OFFICERS
EXPENSES OF SOLICITATION
DATE OF SUBMISSION OF SHAREHOLDER PROPOSALS
APPENDIX A
APPENDIX B
BENCHMARK ELECTRONICS, INC. PROXY STATEMENT
APPENDIX C